Exhibit 10.19

LEASE

THIS LEASE, made and entered into this 17th day of July 2020, by and between IGY-AYH ST. THOMAS HOLDINGS, LLC (hereinafter also referred to us “Landlord”), with a mailing address of 6100 Red Hook Quarter, No. 2, St. Thomas U.S. Virgin Islands 00802 and HAM AND CHEESE EVENTS, LLC D/B/A SEAS THE DAY CHARTERS, USVI, a U.S. Virgin Islands limited liability company (hereinafter referred to as “Tenant”), with a mailing address of 6501 Red Hook Plaza Suite 201-465 St. Thomas, USVI 00802.

ARTICLE I.

LEASED PREMISES AND TERM

Section 1.1 Leased Premises.

Landlord hereby leases to Tenant, and Tenant hereby hires and takes from Landlord, the premises known as Suite B1-D in their “AS IS CONDITION” (the “Leased Premises”), located at Parcel Nos. 18A-1Remainder, 18B-1 Remainder and 18B Remainder Estate Smith Bay, Nos. 1, 2 and 3 Red Hook Quarter, St. Thomas, U.S. Virgin Islands on the property known as AMERICAN YACHT HARBOR, St. Thomas, U.S. Virgin Islands (Line “Property”), and as described and shown more particularly on Exhibit. A attached hereto and made a part hereof, which premises extend to the interior of the exterior face of all exterior walls, and to the center line of those walls separating the Leased Premises from other premises in AMERICAN YACHT HARBOR, which Leased Premises, Landlord and Tenant hereby agree, shall be deemed to consist of a Floor Space of NINE HUNDRED (900) (more or less) square feet for all purposes of this Lease;

Subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease;

Together with the appurtenances specifically granted in this Lease, but reserving and excepting to the Landlord (i) the use of (a) the exterior faces of the exterior walls, (b) the upper surface of the roof and (c) the lower surface of the floor and (ii) the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires which now or hereafter may serve other parts of AMERICAN YACHT HARBOR and which now or hereafter may pass through the Leased Premises, so long as such pipes, ducts, conduits and wires are not placed in locations which will materially adversely interfere with Tenant’s use of the Leased Premises.

Landlord hereby reserves the right at any time and from time to time to make alterations or additions to and to build additional stories on any section of the buildings comprising AMERICAN YACHT HARBOR and to build other buildings or improvements on the Property and to make alterations thereof or additions thereto and to build additional stories in any such buildings.

Section 1.2 Term.

To have and to hold the Leased Premises unto Tenant for a term which shall commence on August 1, 2020 (“Commencement Date”), and which shall end at midnight on July 31, 2025 (“Expiration Date”) unless sooner terminated as hereinafter provided. The time period commencing on the Commencement Date and running until the Expiration Date shall hereafter be referred to as the Lease Term (“Lease Term”).

Section 1.3 Option(s) to Extend.

Landlord grants to Tenant, subject to the conditions set forth below, the right and option to extend this Lease for ONE (1) additional term of FIVE (5) years (the “Option Term”) at a rental rate equivalent to whatever Base Rent (plus whatever periodic adjustments) Landlord is then offering to prospective tenants for new leases of comparable space and use in the Property for a comparable term. In no event will the adjusted monthly Base Rent for any Option Term be lower than the monthly Base Rent for the immediately preceding period. This Option Term must be exercised by giving to Landlord, at least Six (6) months before the Expiration Date (or the expiration of the applicable Option Term, as the case may be), a written notice of the exercise thereof by Tenant, but Tenant shall in no event be entitled to extend the term hereof, even though such notice be timely given, unless Tenant shall have timely performed all of its obligations hereunder, and shall not be in default in the performance of any thereof, on the date of the expiration of the initial term hereof, or the expiration of the additional Option Term(, as the case may be. For purposes of this Lease, any reference to the Lease Term shall be deemed to include the Option Term, if exercised. If the Tenant exercises one or more of the Option Term, the Expiration Date as defined in Section 1.2 above shall be deemed to be the expiration date of the first Option Term or the additional Option Terms, as the case may be.

ARTICLE II.

CONSTRUCTION

Section 2.1 No Representations by Landlord.

Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the physical condition of the building or AMERICAN YACHT HARBOR, the land upon which it is erected or the Leased Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Leased Premises except as herein expressly set forth in the provisions of this Lease. Tenant has inspected the building, AMERICAN YACHT HARBOR and the Leased Premises, is thoroughly acquainted with their condition, agrees to take the same in their “AS IS CONDITION AND WITH ALL FAULTS AND DEFECTS WHETHER LATENT OR APPARENT” and acknowledges that the taking of possession of the Leased Premises by Tenant shall be conclusive evidence that the Leased Premises and the building and AMERICAN YACHT HARBOR of which the same form a part were in good and satisfactory condition at the time such possession was so taken. Landlord shall be under no obligation to do any work whatsoever to make the Leased Premises ready for Tenant’s occupancy.

Section 2.2 Tenant’s Work.

All work within the Leased Premises required for the occupancy of the Leased Premises and Tenant’s opening for business, shall be completed by Tenant (“Tenant’s Work”) at Tenant’s sole cost and expense and in accordance with the plans and specifications prepared by Tenant and approved by Landlord.

Prior to the execution of this Lease, Tenant has submitted to Landlord a preliminary plan of the Tenant’s Work, which simultaneously with the execution of this Lease, Landlord has endorsed evidencing its approval thereof, and the same has been attached hereto and made a part hereof as Exhibit B (“Preliminary Plan”). Tenant shall not change the Preliminary Plan without first obtaining the written consent of the Landlord.

Tenant shall deliver to Landlord for its approval the working plans and specifications (“Working Plans”) prepared in conformity with the approved Preliminary Plan, which said Working Plans must be approved in writing by Landlord prior to Tenant commencing the Tenant’s Work. (The Preliminary Plan and the Working Plans shall hereinafter be collectively referred to as “Plans”.)

Section 2.3 Performance of Tenant’s Work.

Tenant will perform and complete Tenant’s Work within sixty (60) days of the Commencement Date and in compliance with (i) the terms of this Lease, (ii) such reasonable rules and regulations as Landlord and its architect and contractor, or agents, may make and (iii) all applicable laws, orders, regulations and requirements of all governmental authorities and board of fire underwriters having jurisdiction thereof Landlord shall not be subject to, and Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any claim, action or any liability with respect to such statutes, ordinances, regulations and codes. Tenant acknowledges that Tenant’s Work may be subject to various federal laws governing new construction, including without limitation, the Americans with Disabilities Act of 1990 (Public Law 101-336), as amended and all rules and regulations promulgated pursuant thereto and the Virgin Islands Coastal Zone Management Act, as amended and all rules and regulations promulgated pursuant thereto. Tenant agrees to assume responsibility for compliance with all such laws which may apply to it or any construction which may take place in the Leased Premises.

Section 2.4 Ownership of Improvements.

All installations, alterations, additions, or improvements upon the Leased Premises made or required to be made under this Lease by either party, or previously existing, including but not limited to all pipes, ducts, conduits, equipment, wiring, air conditioners, light fixtures, paneling, decorations, partitions, railings, galleries, existing trade fixtures and the like, shall become and remain the property of Landlord, who alone shall have the right to encumber same, and shall remain upon and be surrendered with the Leased Premises as a part thereof on the Expiration Date. Notwithstanding the foregoing, the Tenant shall be responsible for replacing, repairing, maintaining and insuring the Tenant’s Work and all existing build out improvements, including, without limitation, all pipes, ducts, conduits, equipment, wiring, air conditioners, light fixtures, paneling, decorations, partitions, railings, galleries, existing trade fixtures, floor and wall coverings and the like until the Expiration Date. Movable office furniture and trade fixtures, other than those herein specifically identified, which are installed by Tenant at its expense, shall remain its property, be insured by Tenant, and may be removed at any time during the Lease Term, provided Tenant promptly repairs any damage caused by such removal.

Section 2.5 Construction on Adjacent Premises.

If any excavation or other building operation shall be about to be made or shall be made on any premises adjoining the Leased Premises or on any other premises in the Building, the Tenant shall permit Landlord, its agents, employees, licensees and contractors to enter the Leased Premises and to shore-up the foundations and/or walls thereof, and to erect scaffolding and/or protective barricades around and about the Leased Premises (but not so as to preclude entry thereto), and Lo do any act or thing necessary for the safely or preservation of the Leased Premises. The Tenant’s obligations under this lease shall not be affected by any such construction or excavation work or any such shoring-up. The Landlord shall not be liable in any such case for any inconvenience, disturbance, loss of business or any other annoyance arising from any such construction, excavation, shoring-up scaffolding or barricades, but the Landlord shall use its best efforts so that such work will cause as little inconvenience, annoyance and disturbance to the Tenant as possible consistent with accepted construction practice in the vicinity and so that such work shall be expeditiously completed.

ARTICLE III.

RENT

Section 3.1 Rent and Payment.

The rent payable to the Landlord under the provisions of this Lease for the Lease Term is NINE THOUSAND NINE HUNDRED AND 00/100 Dollars ($9,900.00) per Lease Year (the “Base Rent”), plus the increases/adjustments as provided in Section 3.3 of this Lease (the “Additional Rent”). The rent shall be paid to Landlord at the Landlord’s Office, or such other place as Landlord may designate in writing.

Section 3.2 Installments of Base Rent.

Tenant covenants and agrees to pay Landlord rentals due hereunder in equal monthly installments of EIGHT HUNDRED TWENTY-FIVE and 00/100 Dollars ($825.00), plus the Additional Rent as provided for in Section 3.3 of this Lease, without any abatement, counterclaim, setoff or deduction whatsoever, and without any prior demand thereof payable in advance on the first day of each calendar month included in the Lease Term commencing on the Commencement Date. If the Commencement Date shall be any day other than the first day of a calendar month, the rental due for such calendar month shall be prorated on a per diem basis, and Tenant shall pay the prorated amount on or prior to the Commencement Date. For purposes of this Lease, the initial twelve-month period commencing on the first day of the first full month following the Commencement Date shall be deemed a Lease Year. Additional Rent shall be due and owing pursuant to the provisions of Section 3.3 hereafter. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Base Rent or Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy provided by this Lease or applicable law. The acceptance by Landlord of rental payments on a date after the due date of such payment shall not be construed to be a waiver of Landlord’s right to declare a default for a subsequent late payment.

Section 3.3 Additional Rent.

On the anniversary of each Lease Year, Base Rent shall increase by the greater of (a) the increase in the Consumer Price Index, All Urban Consumers (CPI-U), 1982-1984 Base U.S. City Average as established by the U.S. Department of Labor, Bureau of Labor Statistics; or if such index is discontinued, its successor; or if no successor is designated, any other index acceptable to the Landlord and Tenant, it being understood that such an “-idex shall be util’-ed at all tiMeS so that, in the eNent of a failure of andlord and Tenant to agree upon a mutually acceptable index, Landlord may, in its sole discretion, designate the index to be used even though such an index is more favorable to the Landlord or (b) by THREE (3%) on a compounded cumulative basis. Any amount due under this Lease other than Base Rent shall be considered Additional Rent (the “Additional Rent”).

Section 3.4 No Reduction in Additional Rent.

Nothing contained in any provision of this Lease dealing with the adjustments of the Base Rent or Additional Rent shall be construed so as to reduce the rent due and payable for any Lease Year below the rental paid by Tenant during the preceding Lease Year.

Section 3.5 Definition of Lease Year.

The term “Lease Year” is defined to mean a period of twelve (12) consecutive calendar months, the first Lease Year (“First Lease Year”) to commence on the first day of the first full month following the Commencement Date), and each succeeding Lease Year to commence on the anniversary of such date. Any portion of the Lease Term which is less than a Lease Year as herein before defined shall be deemed a “Partial Lease Year”. Any reference in this Lease to a “Lease Year” shall, unless the context clearly indicates otherwise, be deemed to be a reference to a “Partial Lease Year” if the period in question involves less than a period of twelve (12) consecutive calendar months.

Section 3.6 Wax Obligation.

During the Lease Term and any Option Term, Tenant shall pay to Landlord, as Additional Rent, the amount determined in accordance with this Section for the real estate taxes assessed against the Property. The amount payable by tenant shall be such amount determined by multiplying the assessed real estate tax by a fraction, the numerator of which shall be the Rentable Square Feet of the Leased Premises and the denominator of which shall be the Rentable Square Feet of commercial lease space in the Property. As soon as practicable after landlord’s receipt of the real estate tax assessment each year, Landlord will submit to Tenant a statement showing the real estate tax assessment, and the calculation for determining the amount due form Tenant. The amount so determined shall be paid by Tenant within thirty (30) days of receipt of such statement from Landlord.

Section 3.7 Interest.

Interest (“Interest”) shall accrue at the rate of Eighteen Percent (18%) per annum, from and after the due date of any payment of Pare Rent nr Additional Rent.

Section 3.8 Base Rent and Additional Rent for a Partial Month.

For any portion of a calendar month included in the Lease Term, Tenant shall pay 1/30 of the monthly installment of Base Rent or Additional Rent for each day of such month included within the Lease Term payable in advance on the first day of such portion of the calendar month.

Section 3.9 No Waiver by Landlord.

Any delay or failure by Landlord for any Lease Year in computing or billing Tenant for the adjustment in the Additional Rent as herein provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay the Base Rent and any Additional Rent. Notwithstanding any expiration or termination of this Lease prior to the Expiration Date, Tenant’s obligation to pay rent as determined under this Article shall continue and shall cover the period up to the Expiration Date, and shall survive any expiration or termination of this Lease.

Section 3.10 Late Fees and Returned Check Charges.

In addition to the Interest provisions set forth in Section 3.7 hereof, any payment of Base Rent or Additional Rent not received by the Landlord within ten (10) days from the date on which said payment is due shall be assessed a late charge of Five Percent (5%) of the amount due (the “Late Charge”).

Any checks tendered as payment of Base Rent or Additional Rent which are returned by the Landlord’s bank for any reason whatsoever, except deficiencies in the Landlord’s endorsement of the check, shall result in a charge to the Tenant in the amount of Fifty Dollars ($50.00) or such amount as may be charged by Landlord’s bank, whichever is greater (the “Returned Check Charge”).

Both the Late Charge and the Returned Check Charge are hereby deemed to be Additional Rent, vyther. applicable.

Section 3.11 Gross Receipts Tax.

In the event that the Gross Receipts Tax charged by the U.S. Virgin Islands Government or any similar tax that may replace the Gross Receipts Tax applicable to Landlord shall increase above the five percent (5%) Gross Receipts Tax now applicable to Landlord (the “Current GRT”), Tenant shall pay as Additional Rent an arnoimt co that T awl-lord shall receive the came net artIonnt of the rent (net nf the Current GRT) that the Landlord would have received if the Current GRT had not increased. At any time or times in which the Gross Receipts Tax is increased, the Landlord, in its sole discretion, may submit to the Tenant a statement of such increase and the amount of the additional monthly rent to be paid by the Tenant to the Landlord.

ARTICLE IV.

COMMON AREAS

Section 4.1 Common Areas.

Landlord shall make available within AMERICAN YACHT HARBOR such areas and facilities (“Common Areas”), including b”t not limited to walkways, stairways, entrances, directory signs, rest rooms, and other like public facilities and utility rooms used by Landlord for the operation, maintenance and management of AMERICAN YACHT HARBOR, as Landlord shall deem appropriate. Landlord shall operate, manage, equip, light; repair, replace and maintain the Common Areas for their intended purposes, all in such manner as Landlord shall, in its sole discretion. Tenant agrees that Landlord may, at any time and from time to time, increase, reduce or change the number, type, size, location, elevation, nature and use of any of the Common Areas, make installations therein, move and remove the same. If the Common Areas be changed, altered or diminished, Landlord shall not be subject to any liability to Tenant and Tenant shall not be entitled to any compensation or diminution or abatement of rent, nor shall any such change, alteration or diminution be deemed to be a constructive or actual eviction.

Section 4.2 Use of Common Areas.

Tenant and its concessionaires, officers, employees, agents, customers and invitees shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, to use the Common Areas, subject to such reasonable rules and regulations as Landlord may from time to time impose. Tenant further agrees, after notice thereof, to abide by such rules and regulations and to use its best efforts to cause its concessionaires, officers, employees, agents, customers and invitees to abide thereby. Landlord may, at any time and from time to time, close any Common Area to make repairs or changes therein or to effect construction, repairs or changes within AMERICAN YACHT HARBOR, to prevent the acquisition of public rights in such area, and may do such other acts in and to the Common Areas as in its judgment may be desirable to improve the convenience thereof.

Section 4.3 Common Area Charges.

A. As used herein:

(i) The term “Common Area Charges” shall mean an amount equal to the sum of the actual cost of operating, managing, equipping, cleaning, lighting, cooling, providing standby electric power, repairing, replacing and otherwise maintaining order and security therein, including, but not limited to, all costs of insurance relating thereto (including liability, casualty, fire, windstorm, flood and rent loss), all taxes allocable thereto (other than those payable, by Tenant pursuant to Section 3.6).

(ii) The term “Tenant’s Proportionate Share of Common Area Charges” shall mean an amount equal to the Common Area Charges multiplied by a fraction, the numerator of which shall be the Floor Space of the Leased Premises and the denominator of which shall be the net square footage of lease space available in the landside facilities comprising AMERICAN YACHT HARBOR.

B. Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of Common Area Charges in equal monthly installments in advance on the first day of each calendar month. Landlord shall furnish to Tenant, for the end of each Calendar Year, a statement of (i) the actual Common Area Charges for the prior Calendar Year, (ii) Tenant’s Proportionate Share of Common Area Charges for the prior calendar year, (iii) the amount paid by Tenant during the prior Calendar Year in respect of such Common Area Charges, (iv) either the deficiency or overage in such payments, and (v) Landlord’s estimate of Tenant’s Proportionate Share of Common Area Charges for the then current. Calendar Year. Any deficiency in payment by Tenant shown on any statement for the prior Calendar Year (or Partial Calendar Year) shall be due and payable within thirty (30) days after the receipt of such statement, and any overage in payment will be credited against the next succeeding payments of Tenant’s Proportionate Share of Common Area Charges. After receipt of a statement, Tenant shall pay to Landlord on the first day of each succeeding calendar month an amount equal to one-twelfth (1/12) of Landlord’s estimate of Tenant’s Proportionate Share of Common Area Charges as shown on such statement until receipt of a new statement. If a statement is furnished to Tenant after the commencement of a Calendar Year, Tenant shall pay to Landlord, within thirty (30) days after the receipt of such statement or Landlord shall credit against the next succeeding payments of Tenant’s Proportionate Share of Common Area Charges, an amount equal to the deficiency or overpayment allocable to the part of the Calendar Year which shall have elapsed prior to the first day of the calendar month next succeeding the calendar month in which the statement is furnished to Tenant. Each statement shall be conclusive and binding upon Tenant unless, within thirty (30) days after receipt of such statement, Tenant shall notify Landlord that it disputes the correctness of the statement, specifying le respect in which the statement is claimed to be incorrect. Pending the determination of such dispute by agreement or otherwise, Tenant shall pay Tenant’s Proportionate Share of Common Area Charges in accordance with the then current statement and such payment shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, the amount of Tenant’s overpayment of Tenant’s Proportionate Share of Common Area Charges resulting from compliance with Landlord’s estimate will be credited against the next succeeding payments of Tenant’s Proportionate Share of Common Area Charges.

The Initial Common Area Maintenance Charge, subject to adjustment as provided herein, shall be at a rate of $11.99 per square foot.

ARTICLE V.

SECURITY DEPOSIT

Section 5.1 Security Deposit.

Simultaneously with the execution hereof, Tenant has deposited with Landlord the sum of TWO THOUSAND FOUR HUNDRED SEVENTY-FIVE and 00/100 Dollars ($2,475.00), equal to three (3) monthly installments of the Base Rent, as a non-interest-bearing Security Deposit and guaranty for the payment of rental and also for the faithful performance and observance by Tenant of all the terms, conditions, and covenants of this Lease. In the event Tenant defaults in the performance and observance of any of the terms, covenants and conditions of this Lease, including the payment of Base Rent, Additional Rent and Interest, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Base Rent, Additional Rent and Interest or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in this Lease, including any damages or deficiency in the reletting of the Leased Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord.

It is expressly agreed and understood that should Tenant, within five (5) business days after the Expiration Date or termination of this Lease, not remove from the Leased Premises all equipment, fixtures and other property belonging to Tenant, then Landlord may apply whatever amount of the Security Deposit is necessary to remove and store said property away from the Leased Premises. Since Landlord’s removal of this property will be necessitated by Tenant’s failure itself to remove said property within the time allowed, Tenant agrees that Landlord shall not be responsible for any damages to said property. In the case of every such use, application or retention of any such sum, Tenant shall, on demand, pay to Landlord the sum so used, applied or retained which shall be added to the Security Deposit so that the same shall be restored to its amount as of the beginning of the lease year.

Section 5.2 Additional Security Deposits.

In the event that the Base Rent plus any Additional Rent for any Lease Year during the Lease Term is increased from the amount payable in the preceding Lease Year, pursuant to Article III hereof, Tenant shall pay to Landlord, as an Additional Security Deposit, a sum sufficient to bring the total held by Landlord as Security Deposit equal to three (3) times the amount of the monthly rental then due hereunder for such Lease Year.

Section 5.3 Return of Security Deposit to Tenant.

In the event that Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant after the Expiration Date and after delivery of exclusive possession of the Leased Premises to Landlord. The Security Deposit is not an advance payment of rent or a measure of liquidated damages in case of default by Tenant. In the event of a sale or leasing of AMERICAN YACHT HARBOR or any part thereof which includes the Leased Premises, Landlord shall have the right to transfer the Security Deposit to the vendee and lessee and Landlord shall ipso facto be released by Tenant from all liability for the return of such Security Deposit, and Tenant agrees to look solely to the new landlord for the return of the Security Deposit. The provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Section 5.4 Landlord’s Lien on Contents of Leased Premises.

If at any time during the period of time the Tenant is given possession of the Leased Premises or throughout the Lease Term or at the Expiration Date or other termination of the Lease Term the Tenant is in default under any covenant or obligation contained in this Lease, the Landlord shall have a lien on all stock-in-trade, inventory and fixtures, equipment and facilities of the Tenant, as security against loss or damage resulting from any such default by the Tenant and the said stock-in-trade, inventory, fixtures, equipment or facilities shall not be removed by the Tenant until such default is cured, unless otherwise permitted in writing by the Landlord. The provisions of this Section 5.4 shall survive the Lease Term or earlier termination of this Lease. Consistent with the provisions of 11A V.I.C. §1-302, and notwithstanding the provisions 11A V.I.0 §9-109(d), Tenant hereby acknowledges and agrees that the provisions of Article 9 of the Uniform Commercial Code as codified in 11A V.I.C. §9-101 et seq. shall govern the Landlord’s rights and remedies under this Section 5.4.

ARTICLE VI.

UTILITIES

Section 6.1 Gas, Telephone, Water, Garbage, Parking, and Electricity.

Tenant shall obtain for itself from contractors approved by Landlord and shall pay all charges for utilities, including but not limited to gas, telephone, cable, Internet, water, electricity and other like utilities used or consumed upon the Leased Premises. Tenant expressly agrees that, in order to coordinate with Landlord’s need for standardized, consistent, adequately recorded and well coordinated maintenance of its property, any and all electrical improvements, installations and repairs to the Leased Premises undertaken by Tenant shall be performed by such electrical, telephone, cable and Internet service contractors as the Landlord may from time to time approve in its reasonable discretion, and any and all air conditioning installations and repairs shall be performed by such air conditioning contractor as the Landlord may from time to time approve in its reasonable discretion. All such work shall be performed in strict accordance with the provisions of Sections 2.2 and 2.3.

Landlord shall be responsible for the supply of electricity to the Leased Premises, and shall sub-meter Tenant’s use of electricity and Tenant shall pay Landlord the cost of such electricity at the standard commercial rates charged by the Virgin Islands Water and Power Authority (“WAPA”) from time to time in effect, plus a meter reading charge of $50.00 per meter to cover Landlord’s administrative costs for the meter reading, billing and collection. of such electricity consumption and related charges. Tenant currently has TWO (2) meters.

The Landlord reserves the right, upon not less than thirty (30) days prior written notice to Tenant, to transfer the metering of electricity to the Virgin Islands Water and Power Authority (“WAPA”). In the event that the Landlord provides such written notice of its intention to transfer the metering of electricity to WAPA, Tenant shall be responsible for contracting directly with WAPA for the supply of electricity to the Leased Premises and Landlord shall have absolutely no responsibility for the supply and metering of electricity to the Leased Premises from and after the expiration of the thirty (30) day notice period provided for herein.

Tenant shall have the right and option, at its expense, to connect its electrical system to the Landlord’s generator for Tenant’s use for resistive load use only at such times as WAPA power is unavailable. Any damage to the generator as a result of power overload by Tenant shall be charged to

Tenant and shall be paid to r demand. Tenant shall be liable for its pro rant snare of fuel which shall be billed to Tenant as part of Common Area Charges by Landlord and shall be paid to Landlord on demand. Landlord does not guarantee that standby generator power will be available at all times on a consistent basis, particularly when there is a sustained power outage as a result of casualty or equipment breakdown resulting in a sustained loss of WAPA power. Tenant acknowledges that WAPA power can and does cause surges, brown outs, black outs and inconsistent line quality. Tenant is strongly encouraged to install battery back up, line smoothing and surge protection devices for all of its electrical needs. Landlord assumes no responsibility or liability for loss of WAPA power or damage to Tenant’s electrical systems or equipment as a result of Tenant’s use of WAPA power.

Landlord shall not be responsible for the supply of water to the Leased Premises, but shall use commercially reasonable efforts to insure an adequate supply of water; provided, however, Landlord shall be responsible for the maintenance of pipes from the point said pipes enter the AMERICAN YACHT HARBOR to the point where the Leased Premises begin. Provided, however, that any damage sustained to such pipes or wiring which result from Tenants use thereof shall be repaired at Tenants expense. Provided further, that Landlord shall not be responsible for any injury or loss sustained by Tenant by any interruption in said services. The Tenant acknowledges that the current water supply is from rainfall, the reverse osmosis water system and commercial water services. As a result, the Landlord makes no representations or warranties regarding the potability of water supplied to the Leased Premises.

In the event that the Leased Premises are plumbed, Landlord may sub-meter the Tenants use of water and Tenant shall pay Landlord at the current rate of $0.12 per gallon or such higher amount if the cost of water to Landlord exceeds such amount per gallon. The Landlord with thirty days written notice to the Tenant may adjust the rate charged per gallon of water.

Landlord shall not be liable for any interruption whatsoever, nor shall Tenant be entitled to an abatement or reduction of rent on account thereof, in utility services not furnished by Landlord, nor for interruptions in utility services furnished by Landlord which are due to fire, accident, strike, acts of God or other causes beyond the control of Landlord or which are necessary or useful in connection with making any alterations, repairs or improvements.

Garbage Disposal - Landlord shall provide adequate bins for the deposit and storage of garbage at a charge of $50.00 per month to the Tenant which shall be due and payable monthly on the same day as rent is due.

Parking - Landlord has provided parking at American Yacht Harbor on a non-exclusive basis in accordance with the Virgin Islands statutory requirements. The Tenant will be allotted ONE (1) parking passes monthly for the Tenant’s exclusive use. Additional parking passes may be obtained from the Landlord at the prevailing rate for such passes. The Landlord does not guarantee that additional passes will be available.

ARTICLE VII.

LANDLORD’S ADDITIONAL COVENANTS

Section 7.1 Repairs by Landlord.

Landlord covenants to keep, or cause to be kept, in good order, repair and condition, the foundations of the Leased Premises, the structural soundness of the walls and roof thereof, except such repairs as are necessitated or occasioned by the acts, omissions or negligence of Tenant in the performance of Tenant’s Work or while occupying the Leased Premises. Landlord shall not be required to commence any such repair, except in the case of any emergency, until twenty-one (21) days after written notice by Tenant to Landlord that such repair is necessary. The provisions of this Section shall not apply in the case of damage or destruction by fire or other casualty or by eminent domain in which events the obligations of Landlord shall be controlled by Article IX. Except as provided herein, Landlord shall not be obligated to make repairs or improvements of any kind to the Leased Premises or to any equipment, facilities or fixtures contained therein.

Section 7.2 Quiet Enjoyment.

Landlord covenants that upon Tenant paying the Base Rent and Additional Rent and observing and performing all the terms, agreements, covenants, provisions and conditions of this Lease on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Leased Premises, subject nevertheless to the terms and conditions of this Lease. This covenant and all other covenants of Landlord hereunder shall be construed as covenants running with Landlord’s estate in the Land, and are not, nor shall these covenants be construed as, personal covenants of Landlord, except to the extent of Landlord’s interest in this Lease and only so long as such interest shall continue, and thereafter these covenants shall be binding only upon subsequent successors in interest of Landlord’s interest in this Lease to the extent of such successors’ respective interests, as and when they shall acquire the same, and so long as such successors shall retain such interest.

Section 7.3 Landlord’s Liability.

A. In the event of a sale or transfer of all or any portion of AMERICAN YACHT HARBOR, or any undivided interest therein nr in the event of the making of any underlying nr overruling lease of all or any part of AMERICAN YACHT HARBOR which includes the Leased Premises, the grantor, transferor or lessor, as the case may be, shall thereafter be entirely relieved of all terms, covenants and obligations thereafter to be performed by Landlord under this Lease to the extent of the interest or portion so sold, transferred or leased, and it shall be deemed and construed, without further agreement between the parties and the purchaser or transferee on any such sale or transfer, or the lessee under any such lease as the case may be, that the said purchaser, transferee or lessee, as the case may be, has assumed and agreed to carry out any and all covenants of Landlord hereunder; provided that (i) any amount then due and payable to Tenant or for which the grantor, transferor or lessor would otherwise then be liable to pay to Tenant (it being understood that the owner of a undivided interest in the fee or any such lease shall be liable only for his or its proportionate share of such amount) shall be paid to Tenant by such grantor, transferor or lessor; (ii) the interest of the grantor, transferor or lessor, as Landlord, in any funds then in the hands of the grantor, transferor or lessor in which Tenant has an interest, shall be turned over, subject to such interest, to the then grantee, transferee or lessee; and (iii) notice of such sale, transfer or lease shall be delivered to Tenant.

B. In any action brought to enforce the obligations of Landlord under this Lease, any judgment or decree shall be enforceable against Landlord only to the extent of Landlord’s interest in AMERICAN YACHT HARBOR, and no such judgment shall be the basis of execution, levy or other enforcement procedures for the satisfaction of Tenant’s remedies under or with respect to this Lease or arising out of the relationship of Landlord and Tenant hereunder or out of Tenant’s use or occupancy of the Leased Premises on, or be a lien on, any asset of Landlord other than its interest in AMERICAN YACHT HARBOR. To the maximum extent permitted by law, the Tenant hereby waives any and all claims, actions, landlord defaults and other matters as against the Landlord for any such matters arising prior to the date the Landlord took title to the Property, the foregoing waiver being a significant inducement for Landlord’s agreement to enter in to this Lease with the Tenant.

ARTICLE VIII.

TENANT’S ADDITIONAL COVENANTS

Section 8.1 Affirmative Covenants.

Tenant covenants, at its expense, at all times during the Lease Term:

A. Performance of Obligations and Payment of Base Rent and Additional Rent to perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Base Rent and Additional Rent without any abatement, counterclaim, setoff or deduction whatsoever, and without any prior demand thereof.

B. Use. To use and occupy the Leased Premises for the purpose of conducting therein the following (“Permitted Uses”), AND ONLY THE FOLLOWING BUSINESS, AND ANY UNAUTHORIZED OR EXCLUDED USE OF THE PREMISES SHALL WORK A FORFEITURE OF THIS LEASE AT LANDLORD’S OPTION, except by prior written consent of the Landlord, which consent Landlord may arbitrarily withhold:

Boat maintenance and storage parts, equipment for their fleet, reception office check for guests On charter, and limited retail of their brand and for no other purpose.

C. Continuous Operation.

In season (from November 1 through May 31), normal business hours shall be from at least 8:00 A.M. to not earlier than 5:00 P.M. Off season (from June 1 through October 31), any changes to normal business hours shall be announced from time to time by Landlord in its sole and absolute discretion.

Except when and to the extent that the Leased Premises may be untenantable by reason of damage by fire or other casualty, continuously and uninterruptedly to use, occupy and operate only for Permitted Uses and for no other purpose during normal office hours all of the Leased Premises other than such minor portions thereof as are reasonably required for storage purposes; to use such storage space only in connection with the business conducted by Tenant in the Leased Premises; to furnish, install and maintain all trade fixtures and permitted signs.

D. Storage and Deliveries

To store all trash and refuse in appropriate containers within the Leased Premises so as not to be visible to the public and to attend to daily disposal thereof in the manner and by the agency designated by Landlord.

To store in the Leased Premises only such goods and merchandise as necessary or useful for the Permitted Use of the Leased Premises; and to receive and deliver goods and merchandise only in the manner and areas and at times designated by Landlord;

E. Repairs. Except for repairs required in Section 7.1 to be performed by Landlord, to keep and maintain the Leased Premises (and toilet room, if any), including equipment, facilities and fixtures therein (and sewer runs, if any), and the entire Leased Premises including any storefront clean, neat and in good order, repair ariu condition (including ail necessary painting and decorating) awl free of vermin; and to keep all glass, including that in windows and doors, clean and in good condition, and to replace any glass which may be damaged or broken with glass of the same quality, failing which the Landlord may perform the work at Tenant’s expense, bill the Tenant for such work with payment due immediately and the amount due accruing interest at eighteen percent (18%) from the date of the bill.

F. Repairs, etc. Required by Governmental Regulations. To make all repairs, alterations, additions or replacements to the Leased Premises, including equipment, facilities and fixtures therein, as required by any law or ordinance or any order or regulation of any governmental authority or board of fire underwriters having jurisdiction thereof or of any insurance company providing coverage on any part of AMERICAN YACHT HARBOR; and otherwise to comply with the orders and regulations of all such governmental authorities, board of fire underwriters and insurance companies. Any change to the Working Plans shall require Tenant to follow the procedures set forth in Article IT hereof.

G. Performance of Work. To pay promptly when due the entire cost of any work done in or with respect to the Leased Premises or the installation of any equipment, facilities and fixtures therein undertaken by Tenant so that the Leased Premises shall at all times be free of liens for labor and materials; to procure all necessary permits before undertaking such work and the prior written consent of Landlord, which shall not be unreasonably withheld; to maintain throughout the course of the performance of such work Workmen’s Compensation Insurance in statutory limits; to do all such work in a good and workmanlike manner acceptable to Landlord employing materials of good quality; to comply with all governmental requirements relating thereto; and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

H. Indemnity. To defend, indemnify and hold Landlord harmless from all injury, loss, claims, demands, actions or damage (including attorney’s fees and disbursements) to any person or property arising from, among other causes, the negligence of Tenant or any of Tenant’s employees or agents, related to or in connection with work performed on or about the Leased Premises by Tenant, its agents, servants, employees or contractors or the use or occupancy of the Leased Premises or conduct or operation of Tenant’s business, or caused, suffered or permitted by Tenant or Tenants concessionaires or by any of their respective officers, agents, servants, employees or contractors.

I. Insurance. To maintain with responsible companies authorized to do business in the U.S. Virgin Islands and approved by Landlord the following insurance:

(i) liability insurance, with contractual liability endorsement covering the matters set forth in Subsection H above, against all claims, demands or action for injury to or death of any one person in an amount of not less than $1,000,000.00, and for injury to or death of more than one person in any one accident in an amount of not less than $1,000,000.00, and for damage to property in an amount not less than $100,000.00 made by or on behalf of any person, firm or corporation, arising from, related to, or connected with the conduct or operation of Tenant’s business, or caused by acts or omissions of Tenant or Tenant’s concessionaires, or their respective officers, agents, servants, employees or contractors;

(ii) fire (property) insurance in an amount equal to value of Inc Tenant.’ s qtr the value, of all trade fixtures, furniture, furnishings and equipment and inventory in on or about the Leased Premises, with the usual extended coverage endorsement, including windstorm and flood, and endorsements for business interruption (in amount sufficient to at least cover Rent and Common Area Charges for a period of not less than six (6) months), vandalism and malicious mischief, volatile or hazardous gasses used in connection with any restaurant operation;

(iii) standard owner’s form automobile policies and standard non-owned automobile liability with $100,000.00 inclusive limns.

Landlord, its agents, servants, employees, tenants and occupants of AMERICAN YACHT HARBOR shall not be liable for any damage by fire or other casualty covered by Tenant’s insurance, no matter how caused, it being understood that the Tenant will look solely to its insurer for reimbursement. Whenever, in Landlord’s judgment, good business practice indicates the need for additional insurance coverage or different types of insurance, Tenant shall, upon demand, obtain such insurance at its expense. All of said insurance shall he in form satisfactory to Landlord and with companies satisfactory to Landlord and shall provide that it shall not be subject to cancellation, termination or change except after at least thirty (30) days prior written notice to Landlord. All insurance provided by Tenant as required by this Lease shall name Landlord, IGY-AYH ST. THOMAS HOLDINGS, LLC and its Lender, BANCO POPULAR DE PUERTO RICO, as additional insureds as their interests may appear. In the case of insurance against damage by fire or other casualty, the policy or policies shall provide that loss shall be adjusted jointly with Landlord and Tenant. Tenant agrees to deliver to Landlord, at least five (5) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of any such policy, either a duplicate original or a certificate and true copy of all policies procured by Tenant in compliance with its obligations hereunder, together with evidence of payment therefor and including an endorsement which states that such insurance may not be canceled except upon thirty (30) days written notice to Landlord and any designee(s) of Landlord. Any renewals, replacements or endorsements thereto shall also be deposited with Landlord to the end that said insurance shall be in full force and effect during the Lease Term. If Tenant fails to comply with the requirements of this Subsection, Landlord may, but shall not be obligated to, obtain such insurance and keep the same in effect, and Tenant shall pay Landlord, as Additional Rent upon demand, the premium therefor. [Tenant shall also pay to Landlord the additional cost of an endorsement to Landlord’s casualty insurance policy covering all risks associated with the operation of a restaurant in the Leased Premises, including without limitation, coverage for hazardous gasses, which cost is hereby deemed to be Additional Rent payable by the Tenant on demand from the Landlord. If at any time during the Lease Term or any extensions thereof, the Landlord is unable to obtain such an endorsement to its casualty insurance policy, then Tenant’s right to use a portion of the Leased Premises for a restaurant shall immediately terminate.] (Restaurant)

J. Property Loss or Damage. That neither Landlord nor Landlord’s agents shall be liable for, and Tenant waives all claims for any and all loss, cost, liability, damage and expense (including attorney’s fees and disbursements), penalties and fines incurred in connection with or arising from any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of any of Tenant’s property and/or of the property of any other person, irrespective of the cause of such injury, damage or loss (including the acts or negligence of any tenant or occupant of AMERICAN YACHT HARBOR or of any owners or occupants of adjacent or contiguous property) and whether occasioned by or from explosion, falling plaster, broken glass, electricity, smoke, wind, water, being upon or coming through or from the street, roof, subsurface, skylight, trapdoor or other pipes or sewage, or the failure of the air conditioning or refrigeration system, or the breaking of any electric wire, the bursting, leaking or running of water from any tank, washstand, water closet, waste-pipe, sprinkler system, radiator, or any other pipe in, above, upon or about the Leased Premises or the building, or which may at any time hereafter be placed therein, or from any other cause whatsoever.

K. Right of Entry. That Landlord and Landlord’s agents, contractors, servants and employees shall have the right to enter upon the Leased Premises at all reasonable times (a) to examine the Leased Premises or for the purpose of performing any obligation of Landlord or exercising any right or remedy reserved to Landlord in this Lease; (b) to exhibit the Leased Premises to prospective purchasers, mortgagees or lessees; (c) to make such repairs, alterations, improvements or additions in the Leased Premises or in AMERICAN YACHT HARBOR as Landlord may deem necessary or desirable; and (d) to take all materials into and upon the Leased Premises that may be required in connection with such repairs, alterations, improvements or additions without the same constituting a constructive or actual eviction of Tenant, in whole or in part, and the Base Rent and Additional Rent shall not abate while such repairs, alterations, improvements or additions are being made. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or through the Leased Premises, or through the walls, columns and ceilings therein, provided that the installation work is performed at such times and by such methods as will not unreasonably interfere with Tenant’s use and occupancy of the Leased Premises, or substantially damage the appearance thereof, or materially adversely affect the layout of the Leased Premises. Nothing herein contained however shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, supervision or repair of AMERICAN YACHT HARBOR or of the Leased Premises, other than as in this Lease otherwise provided. In the case of an emergency (the existence of which shall be determined solely the Landlord) and if Tenant shall not be present to permit entry, Landlord or its representatives may enter the Leased Premises forcibly without rendering Landlord, its representatives and agents liable therefor or affecting the Tenant’s obligations under this Lease.

L. Fees and Expenses. To pay upon demand Landlord’s expenses (including reasonable attorney’s fees and disbursements) incurred in enforcing any obligation of the Tenant under this Lease or in curing any default by Tenant under this Lease, as provided in Section 10.5.

M. Mechanics’ Liens. To cause promptly to be discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) any mechanic’s lien at any time filed against the Leased Premises, or AMERICAN YACHT HARBOR for any work, labor, services or materials claimed to have been performed at, or furnished to, the, Teased Premises, for or on behalf of Tenant, or any one 11 bolding the, Leased Premises through or under Tenant. If Tenant shall fail to cause such lien to be discharged upon demand, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by bonding or other proceeding deemed appropriate by Landlord, and the amount so paid by Landlord and/or all costs and expenses (including attorney’s fees and disbursements) incurred by Landlord in procuring the discharge of such lien, together with interest on the amount of costs and expenses so incurred at the rate of Eighteen Percent (18%) per annum, shall be paid to Landlord on demand and shall be recoverable as Additional Rent.

N. End of Lease Term. Upon the Expiration Date, to quit and surrender to Landlord the Leased Premises broom clean, in good order, condition and repair, except for ordinary wear and tear and damage by fire or other insured casualty, and free of all property of Tenant. Tenant shall repair all damages to the Leased Premises caused by removal of any of Tenant’s property.

O. Subordination. That this Lease is, and all of Tenant’s rights hereunder are and shall be, subject and subordinate to any existing or future ground, overriding or underlying lease of all or any part of AMERICAN YACHT HARBOR and grants of term of all or any part of the land and/or the building or the portion thereof in which the Leased Premises are located, in whole or in part, and this Lease and all of Tenant’s rights are and shall be subject and subordinate to any fee or leasehold mortgages, deeds of trust, and/or building loan agreements that now exist or may hereafter be placed upon AMERICAN YACHT HARBOR or any part thereof and to any and all advances to be made thereunder, and to the interest thereon, and all renewals_ replacements, modifications, consolidations, spreaders and extensions thereof (the foregoing provisions of this Subsection shall be self-operative and no further instrument of subordination shall be required); that Tenant shall execute and deliver whatever instruments may be required to acknowledge such subordination in recordable form, and in the event Tenant fails so to do within ten (10) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney in fact and in its name, place and stead so to do.

At the option of Landlord or any mortgagees of Landlord, however, this Lease shall be superior to any such mortgages and Tenant hereby agrees to execute any instrument necessary to evidence such priority. Tenant agrees that in the event that any proceedings are brought for the foreclosure of any mortgage or in the event of the enforcement by the trustee and/or beneficiary of such mortgage or deed of trust of any other remedies provided for by law, the mortgage or other loan documents, Tenant shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser, and to recognize such purchaser as Landlord under this Lease, this clause being self-operative without need for further instruments to effect such attornment. upon such demand by purchaser, and Tenant waives me provision of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder, in the event that any such foreclosure proceeding is prosecuted or completed. Tenant’s attornment to such purchaser shall not result in any change in the terms or other provisions of the Lease; provided, however, that such purchaser shall not be (i) bound by any payment of Base Rent or additional rent for more than one (1) month in advance, except payments in the nature of security for the performance by Tenant of its obligations under the Lease, but only to the extent such prepayments have been delivered to the purchaser, (ii) bound by any amendment or modification in the Lease made without notice to Landlord’s mortgagee or any such successor in interest, (iii) liable for damages for any act or omission of any prior lessor, including Landlord, or (iv) subject to any lessor, including Landlord. Tenant further agrees to enter into a new lease directly with any mortgagee or purchaser at foreclosure of any mortgage affecting the Building on the same terms as this Lease in the event of foreclosure of any mortgage and such purchaser at foreclosure requests that Tenant enter into such new lease.

P. Signs. To provide a suitable identification sign or signs of such size, design and character as Landlord shall approve, which approval shall be at Landlord’s sole discretion, and to install such sign or signs at a place or places designated by Landlord. Tenant shall maintain any such sign or other installation in good condition and repair and shall pay any and all fees, if any, assessed by governmental agencies for approval of such signs or any other exterior work performed by Tenant which requires governmental agency approval.

Q. Rules and Regulations. To abide by and act in compliance with all rules and regulations that Landlord may make in connection with the use of the Leased Premises and the common areas and facilities of AMERICAN YACHT HARBOR. It is understood and agreed that Landlord may, from time to time, make changes to such rules and regulations or may adopt new rules and regulations. The current Rules and Regulations are set forth in Exhibit C attached hereto and made a part hereof.

R. Control of Tenant. If the Tenant is a corporation or other limited liability entity, to provide to the Landlord prior to the execution of this Lease, and thereafter on demand, a list containing the following information:

names of all shareholders, members or partners as the case may be;

the percertage of ownership held by each shareholder, member or partner;

the total number of shares, membership interests or partnership interests outstanding;

the name and address of the Agent for Service of Process for such entity; and

current good standing certificate and lease authorizing resolutions for the Tenant entity.

S. Gas and Fire Detection System. To obtain and maintain a fire and gas leak detection system for the Leased Premises satisfactory to Landlord, which system shall include off-site alarms.

T. Licensure. To obtain and maintain all required and applicable licenses, permits, and approvals required from the relevant local, and federal, agencies and authorities to operate the Permitted uses.

U. Gross Receipts and Financial Statements. To provide to Landlord on a monthly basis a certified copy of Tenant’s Bureau of Internal Revenue gross receipts tax form (Form 720 V.I.), which certified copy shall be provided to Landlord no later than the same date such form must be provided to the Virgin Islands Bureau of Internal Revenue. To provide to Landlord on a yearly basis a financial statement for the Tenant, which information shall be provided no later than ninety days after the close of the Tenant’s fiscal year.

Section 8.2 Negative Covenants.

Tenant covenants at all times during the Lease Term and such further time as Tenant occupies the Leased Premises or any part thereof:

A. Rules and Regulations as to Use. Not to overload, deface or otherwise damage the Leased Premises or any part thereof or any equipment or installation therein or commit any nuisance; or permit the emission of any objectionable noise or odor; or use or permit the use of any advertising medium, including, without limitation, flashing lights, search lights, loudspeakers, televisions, phonographs, radios, sound amplifiers or other devices in a manner so as to constitute a nuisance as determined by Landlord in its reasonable discretion; or burn any trash or refuse within the Leased Premises; or install or cause to be installed any automatic garbage disposal equipment; or conduct business at, in, on, about or from all or any part of the Leased Premises on any day when the conduct of business is prohibited by any statutes, laws, regulations, or ordinances of the U.S. Virgin Islands or any governmental authority having jurisdiction over the Leased Premises, or make any use of the Leased Premises or of any part thereof or equipment therein which is improper, offensive or contrary to any law or ordinance or reasonable rules and regulations of Landlord such as may be promulgated from time to time, or which will invalidate or increase the cost of any of Landlord’s insurance over a standard mercantile rating, notwithstanding the permitted uses; or use any advertising medium or sound producing mechanism that may constitute a nuisance, such as radios, television sets, loudspeakers, sound amplifiers or phonographs in a manner to be heard outside the Leased Premises; or conduct any auction, fire, “going out of business”, “close out” or bankruptcy sales, or do any act tending to injure the reputation of AMERICAN YACHT HARBOR or the Leased Premises; not to use or occupy the Leased Premises, or to suffer or permit them to be used or occupied, in whole or in part, as a discount house, discount store, surplus store, Army-Navy type store, bargain store, or by any similar business or activity; or sell or display merchandise on, or otherwise obstruct the driveways, walks, malls, court, parking areas and other common areas in AMERICAN YACHT HARBOR or use the malls, courts and walks for any purpose other than pedestrian traffic; or suffer or commit any nuisance or other act or thing which may disturb the, quiet enjoyment of any tenant in the Leased Premises or which would disturb the quiet enjoyment of any persons within five-hundred (500) feet of the boundaries of the Leased Premises.

B. Assignment, etc. Not to assign, by operation of laws or otherwise, sell, mortgage, pledge or in any manner, directly or indirectly transfer this Lease or any interest herein, or sublet the Leased Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part thereof by any person, firm or corporation without the Landlord’s express written consent which Landlord may withhold in its sole discretion Tenant acknowledges that Landlord’s absolute right to prohibit the transfer of Tenant’s interest in the Lease or subletting of the Leased Premises has been freely negotiated and constitutes an integral part of this Lease between Tenant and Landlord. Neither the consent by Landlord to an assignment, subletting, concession or license, nor the references in this Lease to concessionaires and licensees shall in any way be construed to relieve Tenant from obtaining the express consent of Landlord to any further assignment or subletting or the granting of any concession or license for the use of any part of the Leased Premises, nor shall the collection of Base Rent or Additional Rent by Landlord from any assignee, subtenant or other occupant be deemed a waiver of this covenant or the acceptance of the assignee, subtenant or occupant as Tenant or a release of Tenant from the further performance by Tenant of the terms, covenants and conditions in this Lease on Tenant’s part to be performed.

Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or any part of the Premises, and Landlord, as assignee and as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application, may collect such rents and apply same toward Tenant’s obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right and license to collect such rents.

It is an expressly bargained-for provision of this Lease that, upon the Landlord’s giving any written consent to assignment, sublease or other transfer, the Landlord shall be entitled to receive from the Tenant one hundred percent (100%) of all key money and any other consideration to be paid to the Tenant by an assignee, sublessee or transferee, together with one hundred percent (100%) of all appreciated rentals (being the amount of rentals paid over and above the amount of the Rent). If only a portion of the Leased Premises is assigned, subleased or transferred, the Landlord shall be entitled to receive one hundred percent (100%) of any amount of rentals paid which exceeds that portion of the rent applicable to the total number of square feet assigned, subleased or otherwise transferred.

C. Changes in Exterior. Not to change the exterior color or architectural treatment of the Leased Premises or AMERICAN YACHT HARBOR or any part thereof or install any exterior lighting.

D. Signs. Not to place, install or maintain or suffer to be placed or installed or maintained any sign upon or outside the Leased Premises or in AMERICAN YACHT HARBOR unless approved by Landlord pursuant to Subsection 8.1; or any awning, canopy, banner, flag, pennant, aerial, antenna or the like in or on the Leased Premises or AMERICAN YACHT HARBOR or place in the windows or display windows any sign, decoration, lettering, advertising matter, shade or blind, without first obtaining Landlord’s written approval and consent in each instance.

E. Floor Loads. Not to place a load upon any floor of the Leased Premises which exceeds the floor load per square foot area which such floor was designed to carry.

F. Barkers. Not to engage or hire or permit any barker on or about the Leased Premises or AMERICAN YACHT HARBOR.

G. Recording of Lease. Not to file this Lease or any memorandum thereof in the Office of the Recorder of Deeds for the District of St. Thomas and St. John without the express written consent of Landlord which consent the Landlord may withhold in its sole discretion.

H. Vending Machines. Not to operate any coin or token operated vending machine or similar device for the sale of any goods, wares, merchandise, food, beverages, or services, including, but not limited to pay locker, pay toilets, scales, amusement devices and machines for the sale of beverages, goods, candy, cigarettes or other commodities, without Landlord’s written consent.

I. Electrical Overload. Not to overload the electrical service provided to the Leased Premises as set forth in the Working Plans.

ARTICLE IX.

ARTICLE IX: DESTRUCTION: CONDEMNATION

Section 9.1 Fire or other Casualty.

A. Tenant shall give prompt notice to Landlord of fire damage or other casualty (including windstorm and flood) to or in the Leased Premises or AMERICAN YACHT HARBOR or any part thereof.

B. If (i) the Leased Premises shall be damaged to the extent that the cost of replacement of the Leased Premises exceeds Thirty Dollars ($30.00) per square foot multiplied by the amount of Floor Space or (ii) any one or more of the buildings comprising AMERICAN YACHT HARBOR shall be damaged to the extent of more than fifty percent (50°A) of the ec,●st of replacement thereof, whether or not the r eased Premises shall be damaged, or (iii) the Leased Premises or AMERICAN YACHT HARBOR shall be damaged as a result of an uninsured risk, or (iv) the Landlord’s insurance carrier is rendered insolvent and cannot pay claims, or (v) the cost of repairing or replacing the Building in which the Leased Premises are located at AMERICAN YACHT HARBOR exceeds One Million Dollars ($1,000,000.00), then within ninety (90) days after any such event, Landlord may terminate this Lease by notice to Tenant, and upon the date specified in such notice, which shall be not less than thirty (30) days nor more than sixty (60) days after the giving of said notice, this Lease shall terminate as if such date were the Expiration Date.

C. If the Leased Premises are damaged by fire or any other insured casualty, then, subject to Landlord’s right to terminate set out in Subsection B, the damage for which Landlord is responsible shall be repaired by Landlord within a reasonable time period after the casualty, but (i) Landlord will not be required to commence such repairs until Landlord has full access to the Leased Premises and has received the proceeds of the Landlord’s insurance for these repairs, (ii) Landlord will not be obligated to perform repairs costing more than the net insurance proceeds received by Landlord for these repairs, and (iii) Landlord will not be required to repair or restore any of Tenant’s Work (including, but not limited to, its floor or wall coverings), or any of its inventory, fixtures, trade fixtures, equipment, furniture, or other property, and the Leased Premises will not be considered untenantable or unusable by reason of the fact that the Tenant’s Work or its inventory, fixtures, equipment, furniture, or other property has not been repaired or restored, and (iv) the Landlord’s repairs shall be limited to providing an enclosed space or shell with lines connected for electricity and pipes for plumbing (if any).

All repairs and restoration of the Leased Premises not required of Landlord to undertake shall be performed by Tenant, at its expense, promptly and with due diligence. All repairs and restoration to be performed by Tenant shall be first approved by Landlord.

D. Upon any damage to the Leased Premises or its contents, then commencing promptly after the damage, or if Landlord is obligated to perform repairs to the Leased Premises, commencing promptly after Landlord has completed its repairs to a degree sufficient to permit Tenant to commence performing its work, Tenant shall (i) restore Tenant’s Work to its condition immediately before the casually, (ii) repair or replace its inventory, fixtures, Trade trade fixtures, equipment, furniture, and other property, and (iii) if Tenant has closed, reopen for business. If Tenant fails to begin, proceed with, or complete the repair and restoration of Tenant’s Work (including, without limitation, its wall and floor coverings) or its inventory, fixtures, trade fixtures, equipment, furniture, or other property promptly as required in this Lease, or to reopen for business as promptly as required, then at Landlord’s option, an Event of Default will occur, and in addition to its other rights and remedies for this Event of Default, Landlord shall have the right to receive all proceeds of Tenant’s insurance covering Tenant’s Work and all other Tenant property that is to remain on the Leased Premises at the Expiration Date or sooner termination of the Lease.

E. If the fire or other casualty shall in Landlord’s opinion, make the Leased Premises unusable and the damage was not due to the act or omission of Tenant or any of its agents, contractors, licensees, or employees, then the Base Rent will be abated in the same proportion that the Floor Area of the Leased Premises made unusable bears to the entire Floor Area of the Leased Premises immediately before the casualty. This proportionate abatement will begin on the date of the casualty and will end when Landlord has completed its work in the Leased Premises to a degree sufficient to permit Tenant to commence performing its work in the Leased Premises. There will be no rent abatement if only Tenant’s Work or its inventory, fixtures, equipment, furniture, or other property are damaged or no work by Landlord in the Leased Premises is required.

F. The “cost of replacement”, as such term is used in Subsection B of this Section, shall be determined by the company or companies selected by Landlord insuring Landlord against the casualty in question, or if there shall be no insurance, then as the parties hereto shall agree, or in the absence of an insurance company determination or an agreement, by arbitration according to the rules and practice of the American Arbitration Association.

Section 9.2 Condemnation.

A. If the whole of the Leased Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain; or expropriation; or in the event of conveyance in lien thereof, the Lease Term shall cease as of the day possession shall be taken by such authority.

B. If twenty-five percent (25%) or less of the Floor Space of the Leased Premises shall be so taken or conveyed, the Lease Term shall cease only with respect to the part so taken or conveyed, as of the day possession shall be taken by such authority.

C. If more than twenty-five percent (25%) of the Floor Space of the Leased Premises shall be so taken or conveyed, the Lease Term shall cease only with respect to the part so taken or conveyed, as of the day possession shall be taken by such authority, and either party shall have the right to terminate this Lease upon thirty (30) days’ notice in writing given within ninety (90) days after such taking of possession.

D. In the event of any such taking or conveyance of the Leased Premises or any portion thereof, Tenant shall pay Base Rent, Additional Rent or any other amount due under this Lease to the day when possession thereof shall be taken by such authority with an appropriate refund by Landlord of such Base Rent, Additional Rent or any other amount due under this Lease as may nave been paid in advance for a period subsequent to such date. If this Lease shall continue in effect as to any portion of the Leased Premises not so taken or conveyed, the Base Rent shall be reduced to an amount equal to the product of the remaining Floor Space of the Leased Premises multiplied by the Base Rent per square foot as specified in Section 1.1. If this Lease shall so continue, Landlord shall, at its expense, make all necessary repairs or alterations so as to constitute the remaining Leased Premises a complete architectural and tenantable unit, but only if the portion of the Leased Premises not taken is sufficient to render the remaining Leased Premises a complete architectural and tenantable unit.

E. If more than twenty-five percent (25%) of the total Floor Space in AMERICAN YACHT HARBOR shall be taken or conveyed, Landlord may terminate this Lease by written notice to Tenant within ninety (90) days after the surrender of possession to the authority, and this Lease shall terminate as of the date possession is taken as if such date were the Expiration Date and the Base Rent, Additional Rent or any other amount due under this Lease shall be apportioned as of such date or sooner termination and any prepaid portion of Base Rent, Additional Rent or any other amount due under this Lease for any period after such date shall be refunded by Landlord to Tenant.

F. All compensation awarded for any taking or conveyance pursuant to this Section, whether for all or any part of the Leased Premises or AMERICAN YACHT HARBOR, shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or the site of the Leased Premises, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such compensation. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such awards as may be allowed for trade fixtures and depreciation or injury to and cost of removal of stock in trade, but only if such awards shall be made by the condemnation court in addition to, and shall not result in a reduction of the award made by it for, the land and buildings so taken.

ARTICLE X.

DEFAULT AND REMEDIES

Section 10.1 Default.

A. This Lease and the term and estate hereby granted are subject to the limitation that:

(i) if Tenant shall default in the payment when due of any installment of Base Rent or in the payment when tine of any Additional Rent or any other amount due under this Lease, and such default shall continue for a period of Seven (7) days from the due date for payment; or

(ii) if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed (other than the covenants for the payment of Base Rent, Additional Rent or any other amount due under this Lease) and Tenant shall fail to remedy such default within ten (10) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of ten (10) days, if Tenant (a) shall not within ten (10) days after the giving of such notice advise Landlord in writing of Tenant’s intention to duly institute all steps necessary to remedy such situation, (b) shall not within ten (10) days institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, and (c) shall not remedy the same within a reasonable time after the date of the giving of said notice by Landlord;

then in any of said events Landlord may give to Tenant notice of intention to end the Lease Term at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted shall terminate upon the expiration of said three (3) days with the same effect as if that day were the Expiration Date, and Tenant shall then quit and surrender the Leased Premises to Landlord but Tenant shall remain liable as hereinafter set forth, provided, however, that if Tenant shall default in the timely payment of Base Rent, Additional Rent or any other amount due under this Lease and any such default shall continue for two (2) successive occasions or more for a total of four (4) months in any period of twelve (12) months, or in performance of any other term, covenant or condition of this Lease more than three (3) times in any period of six (6) months, then, notwithstanding that such defaults shall have each been cured by Tenant within the period after notice as above provided or by Landlord pursuant to Section 10.5, any further similar default shall be deemed to be deliberate and Landlord thereafter may serve the said written three (3) days’ notice of termination without affording to Tenant an opportunity to cure such further default, or

(iii) If Tenant shall default under any other lease agreement between Landlord and Tenant or any of its affiliates.

B. If the notice provided for in Subsection A of this Section shall have been given and this Lease shall be terminated, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property; then, in any of such events Landlord may, without notice, terminate all services, re-enter the Leased Premises either by force or otherwise, and by summary proceedings or otherwise, dispossess Tenant and the legal representative of Tenant or other occupant of the Leased Premises as if this Lease had not been made.

C. Nothing in Subsection A of this Section shall be deemed to require Landlord to give the notices therein provided for prior to the commencement of a summary proceeding for nonpayment of rent or a plenary action for the recovery of rent on account of any default in the payment of Base Rent or Additional Rent, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and Tenant shall become a hold-over tenant.

Section 10.2 Remedies of Landlord.

A. If this Lease and the Lease Term shall terminate as provided in Section 10.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

(i) Tenant shall pay to Landlord all Base Rent and Additional Rent to the date upon which this Lease and the Lease Term shall have terminated or to the date of re-entry upon the Leased Premises by Landlord, as the case may be;

(ii) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as Base Rent, Additional Rent, Security Deposit or otherwise, but such monies shall be credited by Landlord against any Base Rent or Additional Rent due at the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant;

(iii) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency between the Base Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Lease Term and the net amount, if any, of rents (“Net Rent”) collected under any reletting for any part of such period (first deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease or Landlord’s re-entry upon the Leased Premises and in connection with such reletting including all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, alteration costs and other expenses of preparing the Leased Premises for such reletting);

(iv) Any such deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Base Rent. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise anti no suit to collect the amount of the deficiency for any month shall prejudice Landlord’s right to collect the deficiency for any subsequent month by a similar proceeding. Alternatively, suit or suits for the recovery of such deficiencies may be brought by Landlord from time to time at its election;

(v) (a) In no event shall Tenant be entitled to receive any excess of such Net Rent over the sums payable by Tenant to Landlord hereunder, (b) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Section to a credit in respect of any Net Rent from a reletting except to the extent that such Net Rent is actually received by Landlord prior to the commencement of such suit, and (c) if the Leased Premises or any part thereof shall be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such reletting and of the expenses of reletting;

(vi) Landlord and Landlord’s agents may immediately re-enter the Leased Premises or any part thereof without notice, either by summary proceedings or by any other applicable action or proceeding or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Leased Premises and dispossess Tenant and any other persons from the Leased Premises and remove any and all of its or their property and effects from the Leased Premises and in no event shall re-entry be deemed an acceptance of surrender of this Lease, and in the event that the Tenant has abandoned the Leased Premises, title to any property of the Tenant left in the Leased Premises shall immediately pass to the Landlord, and the Landlord shall be entitled to dispose of, use or otherwise own such property of Tenant, with the value thereof being credited to the account of the Tenant; and

(vii) Landlord, at Landlord’s option, may relet the whole or any part or parts of the Leased Premises from time to time to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Leased Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Leased Premises or any part thereof or, in the event of such reletting; for refusal or failure to collect any rent due upon any such reletting and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; Landlord, at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Leased Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

B. In the event of any breach or threatened breach by Tenant, or any persons claiming through or under Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

Section 10.3 Waiver of Trial by Jury; Tenant Not to Counterclaim in Summary Proceeding.

It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of T and lord and Tenant, or Tenant’s use of or occupancy of the Leased Premises. In the event Landlord commences any summary proceeding for possession of the Leased Premises, Tenant agrees not to interpose any counterclaim or third-party claim involving matters outside the subject matter jurisdiction of the Court hearing the summary proceeding for possession. The Tenant also agrees not to raise any affirmative defenses, except for those involving title to the premises that might divest the Court hearing the summary proceeding of subject matter jurisdiction. The Tenant expressly agrees to assert any such claim against Landlord or third-party claim, if at all, in a separate proceeding, before a Court with proper subject matter jurisdiction, and agrees not to move to consolidate any such separate proceeding with the summary proceeding filed by Landlord.

Section 10.4 Holdover by Tenant.

In the event Tenant remains in possession of the Leased Premises after the Expiration Date, and without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Leased Premises as a tenant from month to month, at a monthly rental equal to twice the sum of the monthly installment of the Base Rent and Additional Rent for the first month, three times the sum of the monthly installment of the Base Rent and Additional Rent for the second month and four times the sum of the monthly installment of the Base Rent and Additional Rent for the third month and thereafter, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to- month tenancy.

Section 10.5 Landlord’s Right to Cure Defaults.

Landlord may, but shall not be obligated to, cure, at any time, upon ten (10) days’ notice to Tenant, or in the event of an emergency, without notice to Tenant, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord in curing a default, including, without limitation, reasonable attorneys’ fees and disbursements, shall be paid by Tenant to Landlord on demand, and shall be recoverable as Additional Rent and shall accrue interest at the rate of Eighteen Percent (18%) per annum from the date of demand.

Section 10.6 Effect of Waivers of Default.

No consent or waiver, express or implied, by Landlord to or of any breach of any term, covenant or condition of this Lease on the part of Tenant shall be construed as a consent to or waiver of any other breach of the same or any other term, covenant or condition, unless in writing signed by Landlord. The failure of Landlord to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Tease. or to exercise any right; remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission whether of a similar nature or otherwise. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this this Lease, is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

Section 10.7 Tenant Loss of Rights Due to Default.

Notwithstanding anything contained herein to the contrary, in the event that Tenant is in default under any one or more terms or conditions of this Lease, Tenant shall not have the right to exercise or enforce any Option, early termination provision, use exclusivity provision, any other tenant protection provision or collect nr have credited to its account any Tenant build out allowance or rent credits unless and until Tenant has cured all defaults within the time periods provided hereunder, if any. If Tenant remains in default beyond the expiration of any cure periods provided herein, Tenant’s right to exercise or enforce any Option, early termination provision, use exclusivity provision, any other tenant protection provision or collect or have credited any Tenant build out allowance or rent credits shall be null and void and of no force or effect. The provisions of this Section 10.7 constitute an integral part of the agreements between Landlord and Tenant, absent which the Landlord would not enter into this Lease.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

Section 11.1 Notice from One Party to the Other.

All notices, demands and other writings in this Lease provided to be given or made or sent, or which may be given, made or sent, by either party hereto to the other, shall be deemed to have been fully given or made or sent when mailed in writing and deposited in the United States Mail, certified mail, return receipt requested, or when sent by recognized overnight document delivery service and addressed as follows:

To LANDLORD:

IGY-AYH ST. THOMAS HOLDINGS, LLC

dba AMERICAN YACHT HARBOR

6100 Red Hook Quarters, No. 2

St. Thomas, U.S. Virgin Islands 00802

Attn: Property Manager

With a copy to:

IGY-AYH St. Thomas Holdings, LLC

c/o Island Global Yachting Ltd.

717 Fifth Avenue, 18th Floor

New York, New York 10022

Attention: General Counsel

With a copy to:

A. James Casner, Esq.

Duensing & Casner

P. O. Box 6785

St. Thomas, U.S. Virgin Islands 00804

To TENANT:

Ham and Cheese Events, LLC D/B/A Seas The Day Charters, USVI

6501 Rpd Honk 131n7n Suite 741146c

St. Thomas, USVI 00802

The address to which any notice, demand, or other writing may be given or made or sent to any party as above provided may be changed by written notice given by such party to the other as above provided.

Section 11.2 Control of Tenant.

If Tenant is a corporation, other limited liability entity or partnership and if at any time during the Lease Term the person(s) who, at the time of the execution of this Lease, own(s) a majority of such corporation’s shares, the general partners’ interests in such partnership or membership interests in the limited liability company, as the case may be, cease(s) to own a majority of such shares, general partners’ or membership interests, as the ease may be (including as the result of transfers by phantom stock or stapled stock but expressly excluding transfers by bequest or inheritance), Tenant shall so notify Landlord and Landlord may terminate this Lease by notice to Tenant given within ninety (90) days thereafter or within ninety (90) days after Landlord shall have received other notice thereof.

Section 11.3 Guaranty of Principals.

If the Tenant is a corporation or other limited liability entity, simultaneously with execution of this Lease, the principal shareholders or owners, as the case may be, of the Tenant or such other parent company entities as are required by Landlord, shall execute a Guaranty of Lease, in the form attached hereto as Exhibit D, in which the principals, as guarantors, shall jointly and severally, personally guaranty the obligations of the Tenant under this Lease.

Section 11.4 Relationship of the Parties.

Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto.

Section 11.5 Estoppel Certificates.

Tenant hereby agrees that it will, at any time and from time to time, within ten (10) business days following written notice by the other party hereto specifying that it is given pursuant to this Section, execute, acknowledge and deliver to the party who gave such notice a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Base Rent and Additional Rent and any other payments due hereunder from Tenant have been paid and stating whether or not to the best of the knowledge of the signer of such certificate the other party is in default in performance of any term, covenant or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge. Failure to provide such estoppel certificate shall be deemed an affirmation by the Tenant that the Landlord is not in default in the performance of any term, covenant or condition contained in this Lease and such failure shall ipso facto appoint the Landlord as the attorney in fact for Tenant coupled with an interest to execute and to provide on Tenant’s behalf such estoppel certificate as may from time to time be required.

Section 11.6 Brokers.

Tenant hereby certifies that it has not dealt with any broker with regard to the Leased Premises or this Lease. Tenant will indemnify hold harmless and defend Landlord against any loss liability and expense (including attorneys’ fees and court costs) arising out of claims for fees or commissions from anyone in connection with the Leased Premises or this Lease.

Section 11.7 Applicable Law and Construction.

The laws of the U.S. Virgin Islands shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. All negotiations, considerations, representations and understandings between the parties are incorporated in this Lease. The captions as to contents or particular paragraphs herein are inserted only for convenience, and are in no way to be construed as a part of this Lease or as a limitation on the scope of the particular paragraphs to which they refer. Whenever herein the singular number is used, the same shall include the plural; and the neuter gender shall include the masculine and feminine gender.

Section 11.8 Binding Effect of Lease.

The terms, covenants and conditions herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. Each term, covenant and condition herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. Furthermore, upon the execution hereof by both Landlord and Tenant, this Lease shall supersede any and all other leases between the Tenant and the Landlord (or any prior owner of the Property) and such other leases shall be void and of no further force or effect, unless otherwise specifically provided herein.

Section 11.9 No Oral Changes.

All negotiations, representations, considerations, undertakings, understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone filly and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect and abandonment of it in whole or part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

Section 11.10 Shopping Center Lease.

This Lease is a lease of real property in a shopping center within the meaning of Section 365(b)(3) of the Federal Bankruptcy Code, 11 U.S.C. 5101, et seq., as subsequently amended (the “Bankruptcy Code”). If the Lease is assigned by Tenant to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment will be paid or delivered to Landlord, will be and remain the exclusive property of Landlord and will not constitute property of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord will be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.

Section 11.11 Time is of the Essence.

TIME IS OF THE ESSENCE of each provision of this Lease of which time is an element.

IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this Lease as of the day and year first above written.

LANDLORD

Witnesses: *(Two required)		IGYT-AHY ST. THOMAS HOLDINGS, LLC,
A U.S. Virgin Islands LLC
/s/ Elizabeth DiDomenico
Print Name:	Elizabeth DiDomenico	By:	/s/ Charles Irons
		Name:	Charles Irons
/s/ Daniel Charles		Title:	Vice President
Print Name:	Daniel Charles

TENANT:

HAM AND CHEEDE EVENTS, LLC
D/B/ASEAS THE DAY CHARTERS, USVI
/s/ Elizabeth DiDomenico
Print Name:	Elizabeth DiDomenico	By:	/s/ Scott Stawski
		Name:	Scott Stawski
/s/ Daniel Charles		Title:
Print Name:	Daniel Charles

EXHIBIT A

LEASED PREMISES

A Portion of the premises Located at AMERICAN YACHT HARBOR, Estate Smith Bay, St. Thomas, U.S. Virgin Islands, and said portion being generally known and described as follows:

NINE HUNDRED (900) SQUARE FEET, MORE OR LESS, KNOWN AS SUITE B1-D AS SHOWN ON THE FLOOR PLAN AND SITE PLAN ATTACHED HERETO AND MADE A PART HEREOF.

BASE BUILDING SPACE:

The Leased Premises and all furniture, furnishings, fixtures, trade fixtures and equipment located therein or serving the Leased Premises are delivered by Landlord in their AS IS CONDITION AND WITH ALL FAULTS AND DEFECTS WHETHER LATENT OR APPARENT.

TENANT RESPONSIBILITY:

1.	Space Plan Design and Construction Documents.

2.	Building Permits.

3.	Building Permit Inspections.

4.	Tenant Certificate of Occupancy.

5.	Electric power feeder from the disconnect switch in the Landlord’s Electric Room to the Electric Panel located in Tenant’s space and all power distribution the Tenant’s space per the approved Tenant’s Construction Documents.

6.	All work as required to complete the Tenant’s build out of the space.

7.	Exterior Tenant signage to be approved by Landlord before installation.

[Map Image]

A-1

EXHIBIT B

PRELIMINARY PLAN

TO BE ATTACHED UPON APPROVAL OF LANDLORD

B-1

EXHIBIT C

RULES AND REGULATIONS

RULES AND REGULATIONS

FOR

AMERICAN YACHT HARBOR

RETAIL, OFFICE, RESTAURANT AND COMMERCIAL TENANTS

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the Leased Premises and for going from one part of the Building to another part of the Building. The walkways, passages, stairways, entryways, sidewalks, landscaped areas and entrances to AMERICAN YACHT HARBOR shall not be used for any purpose other than ingress to and egress from the AMERICAN YACHT HARBOR.

2. Plumbing fixtures and appliances shall be used only for the purpose for which designated, and no sweeping, rubbish, rags, or other unsuitable material including toxic or flammable products shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a Tenant shall be paid by the Tenant, and Landlord shall not in any case be responsible therefor.

3. No sign, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building visible from Line exterior- or any QUII1111O11 area or public.: areas, unless approved by the Landlord. No part of the Building may be defaced by tenants. Nothing shall be hung, attached, installed upon or suspended from the doors, windows, balconies, entryways, walls, decks, roofs, stairways, passages, walkways or railings of AMERICAN YACHT HARBOR. Tenants shall keep the Leased Premises entryway in good state of preservation, repair and cleanliness. Tenants shall not decorate or furnish any walkway, passage, stairway or entryway of AMERICAN YACHT HARBOR. Tenants shall not sweep, shake or discard from the doors, deck, entryways, walls, or railings of the Leased Premises or Building, any dirt or other substance without immediate disposal thereof into approved trash containers.

4. All tenants will refer all contractors, contractors’ representatives and installation technicians tendering any service to them to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Leased Premises, including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Leased Premises or Building.

5. After initial occupancy, movement in or out of the Leased Premises of trade fixtures, furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or material which requires use of stairs must have prior approval of Landlord. Absolutely no carts, dollies, or other carriers are allowed in the buildings without prearrangement with the Landlord and approval by the Landlord. Deliveries requiring an elevator, such as the movement of quantities of furniture or office equipment shall be under the supervision of the Landlord and in the manner agreed between the Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by a Tenant will include after-hours scheduling by Landlord, and subject to its decision and control, as to the exact time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment or any other item from being brought into the Building. The Tenants assume all risks as to the damage to articles moved and injury to persons, property or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of an act in connection with carrying out this service for a tenant from time of entering Property to completion of work; and Landlord shall not be liable for an act of any persons engaged in, or any damage or loss of any of said property or persons resulting from any act in connection with such service performed for a tenant.

6. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord. All damage done to the Building by taking in or putting out any property by a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

7. A tenant shall notify the Landlord when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done under the supervision of the Landlord, after written permission from Landlord. Persons employed to move such property must be acceptable to Landlord.

8. Corridor doors, when not in use, shall be kept closed. Outside of regular business hours, each Tenant shall be individually responsible for ensuring that access to the Leased Premises and Building is kept locked and secure and that all entries and exits from the Leased Premises and Building by the Tenant, its customers, visitors, contractors and any other third parties is through exits where the security alarm pad can be turned on again after any such entry or exit. The Landlord may assign individual access codes to each Tenant to ensure the security of the Building and responsibility for complying with this rule. Any such access codes shall not, under any circumstances, be provided to any third party. When a Leased Premises is leased to a new Tenant, the Landlord shall assign a new security access code to the new Tenant.

9. Tenants shall lock all doors leading to corridors and turn out all lights at the close of their working day.

10. Each tenant shall cooperate with Landlord’s employees in keeping its Leased Premises and Common Areas neat and clean. Landlord shall be in no way responsible to the tenants, their agents, customers, employees, or invitees for any loss of property from the Common Areas or for any damage to any property therein from any cause whatsoever. No trash or debris, boxes or other material shall be left or deposited in any Common Area or on sidewalks and shall be deposited only in the bins designated by Landlord. All trash containing any food or liquid (“wet trash”) shall he contained by Tenant in heavy-duty trash hags, and disposed of on a daily basis in the bins designated by Landlord no earlier than 4:00 pm. Boxes must be broken down prior to disposal, and disposal of large quantities of boxes (more than 5) must be arranged by Tenant at Tenant’s expense, and in a manner in accordance with the terms of these Rules and Regulations or whatever other manner determined by Landlord. No trash or garbage containers shall be visible from any Leased Premises, entryway, door, road or other Common Area. All hazardous waste of any nature or kind shall be disposed of by the Tenant in accordance with all applicable laws, rules and regulations governing the disposal of medical and hazardous waste.

11. Should Tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electricians and installers where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall approve.

12. Tenant shall not make or permit any improper noises in the building or otherwise interfere in any way with other tenants or persons having business with them. A Tenant shall not cause or permit any unusual or objectionable odors to emanate from its Leased Premises.

13. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, stairways or other Common Areas without immediate disposal thereof into approved trash containers.

14. No machinery of any kind other than normal office or retail equipment shall be operated by Tenant in its Leased Premises without the prior written consent of Landlord, nor shall any tenant use or keen in the Building, any flammable or explosive fluid or substance, except in accordance with local fire codes and procedures approved by Landlord.

15. Landlord will not be responsible for lost or stolen personal property, inventory, money or jewelry from Tenant’s Leased Premises or the Common Areas regardless of whether such loss occurs when an area is locked against entry or not.

16. Tenant will not tamper with or attempt to adjust temperature control thermostats in the Common Areas of the Building.

17. Restaurant facilities and/or any tenant selling any food or beverage including coffee pastry popcorn and ice-cream, must maintain professional, weekly pest-exterminating service at their Leased Premises. All other tenants shall maintain pest-exterminating services in their Leased Premises at least once per month.

18. Restaurant facilities must have a grease trap facility installed (if not already present) on all sink drains, and must clean such grease traps on a minimum of a monthly basis, or more frequently as needed.

19. Tenant’s shall provide adequate space within their Leased Premises for storage of mops, buckets, and cleaning supplies. Except for normal cleaning products, no Tenant shall permit any inflammable, combustible or explosive fluid, material, chemical or substance in or around its Leased Premises and propane gas may not be used in any Leased Premises.

20. No radio, Internet or television aerial or dish shall be attached, suspended, installed upon or hung from the Leased Premises or Building exterior, roofs, entryways, doors, walls or railings without the express written consent from Landlord.

21. No sign, notice, advertisement or illumination shall be inscribed or exposed on, in or at any window, door, or other part of a Leased Premises, the Building or AMERICAN YACHT HARBOR except as has received prior written approval by the Landlord, which approval may be granted or denied in the absolute discretion of the Landlord.

22. Nothing shall be projected from any entryway, door, wall, railing, window or any other part or portion of a Leased Premises or Building without prior receipt of written approval by the Landlord, which approval may be granted denied in the absolute discretion of the Landlord.

23. A Tenant shall keep all devices or systems that protrude from any portion of his Leased Premises in good appearance and mechanical repair. A Tenant shall not permit any such device or system to leak or drip condensation or to make any noise that disturbs or interferes with the rights, comforts, conveniences or quiet enjoyment of other Tenants or occupants.

24. All radio, television, computer and other electrical equipment of any kind and nature installed used by Tenant in. his Leased Premises shall meet and comply with all rules, regulations, requirements and recommendations of any governmental authority having jurisdiction to regulate in any manner that type equipment and Tenant shall be solely liable for any and all damages and injury caused by any radio, television, computer or other piece of electrical equipment contained in or on a Tenant’s Leased Premises.

25. Any agent, contractor or workman of the Landlord may enter any Leased Premises at any reasonable time for inspection or treatment of the Leased Premises for vermin, insects or other pests. Tenants are responsible for ensuring that their Leased Premises is free of vermin, insects and other pests.

26. The Landlord shall retain a Leased Premises passkey. A Tenant shall not alter any existing lock or install a new lock on any Leased Premises door without obtaining prior written consent of the Landlord. If such consent is obtained, the Tenant shall provide the Landlord free of cost a new Leased Premises passkey.

27. Any key or keys entrusted to an employee of the Landlord by Tenant and except as set forth in Section 26 shall be at the sole risk of Tenant, and the Landlord shall not be liable for any injury, loss or damage of any nature whatsoever, directly or indirectly resulting therefrom or connected therewith.

28. No planting or changing of the landscaping on the property will be permitted without written approval of the Landlord. The Landlord shall have the right to plant, maintain and water all plants situated on or in Common Areas.

29. No pet shall be permitted in or around any Leased Premises or in any Common Areas other than seeing eye dogs and other ADA legally permitted pets all of which shall be on a leash at all times.

30. No pet shall be permitted in or around any Leased Premises or in any Common Areas other than seeing eye dogs and other ADA legally permitted pets all of which shall be on a leash at all times.

31. Tenant or occupant shall not, at any time or for any reason whatsoever, enter upon or attempt to enter upon any roof at AMERICAN YACHT HARBOR, without express written consent from Landlord.

32. All Tenant build out work on the Leased Premises may be performed during the day provided that (i) Tenant’s construction materials are contained within the Leased Premises, (ii) Tenant does not interfere with the conduct of business within the Property and Building within which the Leased Premises are located, (iii) Tenant arranges all materials deliveries either before 10:00 A.M. or after 5:30 P.M., and (iv) construction noise is kept at a level so as not to disturb other tenants. In the event that Tenant does not comply with any one or more of the foregoing requirements as determined by Landlord in its commercially reasonable discretion, Landlord shall have the right to require Tenant to perform Tenant’s work after 5:30 P.M., on Holidays or during weekends.

33. All Tenants shall install in their Leased Premises an alarm security and fire detection system with offsite alarm and 24-hour monitoring and provide to the Landlord the name and contact numbers for the alarm company and security codes.

34. No vehicles shall be parked in a manner as to impede or prevent ready access to AMERICAN YACHT HARBOR or any Building entrance or exit. Any vehicle parked so as to impede or prevent ready access to AMERICAN YACHT HARBOR or any Building entrance or exit shall without notice be towed at the owner’s expense. Only motor vehicles shall be parked in AMERICAN YACHT HARBOR parking spaces and no vehicle belonging to a Tenant or occupant shall be parked as to impede or prevent ready movement of another vehicle. A Tenant or occupant must obtain express written approval of the Landlord to park a motor vehicle in a space for longer than two (2) hours without use and movement thereof and any vehicle so parked without the express written approval of the Landlord may without notice be towed at the owner’s expense. Parking at the AMERICAN YACHT HARBOR parking facilities shall be limited to employees and management while at work in the Leased Premises and customers of the Tenant.

35. Complaints shall be made in writing to the Landlord.

36. Any consent or approval provided for under these Rules and Regulations may at any time be added to, amended or repealed by the, Landlord.

37. Landlord reserves the right to rescind any of these rules and regulations and to make other and further rules and regulations as in its judgment shall, from time to time, be needful for the safety, protection, care and cleanliness of the Building and AMERICAN YACHT HARBOR, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon it in like manner as if originally herein prescribed; provided, however; that Tenant shall not be bound by any rules or regulations that directly conflict with any terms or provisions of its Lease with Landlord.

38. All Tenants and Licensees, when conducting business at, in, on, about, or from all or any part of their respective Leased Premises or Licensed Premises or within any common areas of the Property shall always abide by any statutes, laws, regulations, or ordinances of the U.S. Virgin Islands or any governmental authority having jurisdiction over the Leased Premises or Licensed Premises. This includes any government declarations of public curfews that will often go in to effect before, during and after certain events, extreme weather occurrences, and times of emergency. All Tenants and Licensees are responsible for ensuring that their respective Leased Premises and Licensed Premises and all associated visitors, patrons, and occupants also abide by all applicable statutes, laws, regulations and ordinances or face possible citations, penalties, and/or criminal charges by the governing authorities. AYH reserves the right to close the Property and instruct all Tenants and Licensees occupying Leased Premises of Licensed Premises located on the Property to close in advance of declared curfew times to ensure safety and security and compliance with all curfew restrictions, including those that require all persons being off the roads by the declared curfew time. AYH further reserves the right to contact governing authorities and report violations of any applicable statutes, laws, regulations and ordinances from time to time in effect.

39. All Tenants and Licensees are held responsible to conduct appropriate levels of self-monitoring to detect and appropriately address any behavior or actions displayed by both their staff members and their patrons that are in violation of AYH’s Rules and Regulations or any statutes, laws, regulations, or ordinances of the U.S. Virgin Islands or any government authority having jurisdiction over the Property or the Leased Premises or Licensed Premises. Each Tenant and Licensee is responsible for enacting its own public safety protocols to prevent potential injury, damages, theft, or otherwise within their respective Leased Premises and Licensed Premises and on the Property.

40. All Tenants and Licensees are prohibited from allowing or supporting any illegal activities within their respective Leased Premises and Licensed Premises. This prohibition includes the allowance of individuals to enter any Leased Premises or Licensed Premises with observed intentions to conduct any level of illegal activities such as the selling or possession of controlled substances, drug paraphernalia, and weapons. All Tenants and Licensees and their management and staff are required to notify AYH Management, Security and local police immediately if illegal activity of any kind is observed.

41. Landlord has determined that, in the interest of the safety, protection and care of all AYH tenants and guests, and pursuant to its reserved rights hereunder, all restaurant and bar tenants shall close for business not later than 2A.M. and shall clear their Leased Premises of all patrons on or before that time. Employees and management may remain in the Leased Premises not later than 3A.M. for the sole purpose of cleaning, restocking and preparation of the Leased Premises for opening on the following day and all access doors to the public shall be locked by 2:10A.M. Failure to comply with this Rule shall be deemed a material default under the Lease entitling Landlord to all rights and remedies available under the Lease, at law and in equity.

EXHIBIT D

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (the “Guaranty”) is dated as of the 17th day of July 2020 by Scott and Hope Stawski, residents of U.S.V.I with a mailing address of 6501 Red Hook Plaza Suite 201-465 St. Thomas, USVI 00802, (each a Guarantor and jointly the Guarantor (the “Guarantors”).

WHEREAS, IGY-AYH ST. THOMAS HOLDINGS, LLC (“Landlord”) and HAM AND CHEESE EVENTS, LLC D/B/A SEAS THE DAY CHARTERS, USVI, a U.S. Virgin Islands limited liability corporation (“Tenant”) are parties to a lease (as may hereafter from time to time be amended, the “Lease”) dated July 17, 2020 for a portion of the property (the “Leased Premises”) located at Parcel Nos.18-A Remainder, 18-B Remainder and 18B-1 Remainder Estate Smith Bay, Nos. 1, 2, and 3 Red Hook Quarter, St. Thomas, U.S. Virgin Islands and known as American Yacht Harbor; and

WHEREAS, as a condition to obtaining Landlord’s agreement to enter into the Lease with Tenant, a limited liability corporation principally owned by the Guarantor, Landlord requires Guarantor to guarantee all obligations of Tenant under the Lease;

NOW THEREFORE, in consideration of Landlord’s entering into the Lease with Tenant, Guarantor, intending to be legally bound, hereby agrees as follows:

Section 1. Guaranty. Guarantor, jointly and severally, hereby guarantees to Landlord the full performance of Tenant’s obligations under the Lease. This Guaranty extends to payment of base rent (as adjusted from time to time), additional rent and all other charges required to be paid under the Lease, including Tenant’s indemnification of Landlord.

Section 2. Waiver. Guarantor waives all notices or demands given or required to be given to Tenant under the Lease. This waiver extends to any notice of default under the Lease and to any notice of modification, extension or indulgence granted to Tenant. Guarantor waives all right to trial by jury in any action or proceeding hereinafter instituted by Landlord with respect to the Lease or the relationship between Landlord and Tenant.

Section 3. Term of Guaranty.

3.1 Duration. This Guaranty shall commence on the date of the Lease and remain in effect during the entire term of the Lease, including any option, renewal or extension terms, and until Tenant has discharged all of its obligations under the Lease.

3.2 No Termination. This Guaranty shall not. 1oe terminated, modified, or impaired 1oeeause of any of the following actions: (a) the extension, modification or amendment of the Lease; (b) any action Landlord may take or fail to take against Tenant; (c) any waiver or failure to enforce any of the rights or remedies available to Landlord or to which Landlord may be entitled under law or in equity; (d) any assignment by Tenant of Tenant’s leasehold interest in the Leased Premises or any sublease of the Leased Premises; (e) any use or change in use of the Leased Premises; (f) damage to, destruction of or taking by power of eminent domain of all or any part of the Leased Premises; (g) any other dealings between Landlord and Tenant; or (h) any bankruptcy, insolvency, dissolution, liquidation, receivership, trusteeship, reorganization, assignment for the benefit of creditors, bankruptcy or rejection of the Lease in any bankruptcy, or other similar proceeding affecting Tenant, whether voluntary or involuntary.

Section 4. Enforcement of this Guaranty.

4.1 Action or Proceeding. At Landlord’s option, (a) Guarantor may be joined in any action or proceeding against Tenant in connection with the Lease, or (b) Landlord may recover against Guarantor in any action or proceeding even if Landlord does not pursue or exhaust its remedies against Tenant.

4.2 Judgment Binding. Guarantor shall be conclusively bound by the judgment in any action or proceeding brought by Landlord against Tenant in connection with the Lease as if Guarantor were a party to the action or proceeding, even if Guarantor is not joined in the action or proceeding as a party, and regardless of the jurisdiction in which the action or proceeding is brought.

4.3 Proceedings. Guarantor irrevocably consents to the jurisdiction of any court in the U.S. Virgin Islands for any proceedings arising out of this Guaranty or ills enforcement hereof, and waives the right to trial by jury in any such proceeding. In the event of a default by Tenant under the Lease where Landlord shall employ attorneys or incur other expenses for the enforcement of performance or observance of any obligation or agreement on the part of the Guarantor contained in this Guaranty, the Guarantor shall on demand reimburse the reasonable fees of such attorneys and such other expenses so incurred.

Section 5. Miscellaneous.

This Guaranty shall apply to and bind the heirs, executors, administrators, successors and assigns of Guarantor. If any provision of this Guaranty shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Guaranty and all such other provisions shall remain in full force and effect.

Section 6. Waiver of Right to Jury Trial. THE GUARANTORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THE GUARANTORS MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR THE LEASE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LANDLORD’S AGREEMENT TO ENTER INTO THE LEASE.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date and year first above written.

GUARANTOR:

Witnesses: *(Two required)		By:	/s/ Scott Stawski
		Name:	Scott Stawski
/s/ Elizabeth DiDomenico		Title:
Print Name:	Elizabeth DiDomenico

/s/ Daniel Charles
Print Name:	Daniel Charles

TERRITORY OF THE U.S. VIRGIN ISLANDS JUDICIAL DISTRICT OF ST. THOMAS AND ST. JOHN	) ) SS )

The foregoing instrument was acknowledged before me 17th this day of July, 2020 by

/s/ Scott Stawski

/s/ Venessa G. Bellot
NOTARY PUBLIC

Witnesses:		GUARANTOR:

/s/ Daniel Charles		/s/ Hope Stawski
Print Name:	Daniel Charles	By:	Hope Stawski
		Title:	Owner
/s/ Elizabeth DiDomenico
Print Name:	Elizabeth DiDomenico

TERRITORY OF THE U.S. VIRGIN ISLANDS JUDICIAL DISTRICT OF ST. THOMAS AND ST. JOHN	) ) SS )

The foregoing instrument was acknowledged before me 17th this day of July, 2020 by

/s/ Hope Stawski

/s/ Vanessa G. Bellot
NOTARY PUBLIC

TENANT’S CERTIFICATE

TO: BANCO POPULAR DE PUERTO RICO, its successors and assigns (collectively, “Lender”)

THE UNDERSIGNED, HAM AND CHEESE EVENTS, LLC D/B/A SEAS THE DAY CHARTERS, USVI (“Tenant”), hereby certifies to the Lender as follows:

1. 1. Tenant is the lessee under a Lease pertaining to a unit located at the real property described as follows:

Parcel No 18A-1 Remainder, 18B-1 Remainder and

18B Remainder Estate Smith Bay
Nos. 1, 2, and 3 East End Quarter
St. Thomas, U.S. Virgin Islands

(the “Property”), dated July 17, 2020 by and between IGY - AYH ST. THOMAS HOLDINGS LLC, a U.S. Virgin Islands limited liability company, as landlord (“Landlord”) and Tenant.

2. A complete and accurate copy of the Lease is attached hereto as Exhibit “A” and made a part hereof. The Lease has not been modified, changed, altered, amended or assigned in any respect except as follows:

3. The Lease is currently in full force and effect and neither Landlord nor Tenant are in default in any material manner whatsoever under the Lease and no event has occurred, which with the passage of time or the giving of notice would constitute an event of default under the Lease. The Tenant is not entitled to and has made no agreements with the Landlord or its agents or representatives concerning free rent, partial rent, rebatement of rent, offset, deduction or credit. against any rent, or any other type of rental abatement or concession.

4. The Lease term began on August 1, 2020 and the expiration date of the Lease is July 31, 2025

5. The fixed monthly rent is currently $825.00 per month, rent is paid through August 1, 2020 and no rent has been paid more than one month in advance of its due date. A security deposit of $2,475.00 is held by Landlord. Tenant has paid no other amounts to Landlord except as follows: Common Area Maintenance ‘fees and Utilities.

6. There are no leasing commissions or similar payments due, arising out of or resulting from the Lease. The Tenant has not sublet the leased premises to any other person or entity and has not assigned any of its rights under the Lease.

7. Tenant acknowledges and agrees that Landlord will execute and deliver to Lender a mortgage over the Properly and an assignment of all its rights, title and interest under the Lease and all other leases of units at the Property pursuant to the provisions of a First Priority Mortgage (the “Mortgage”) and an Assignment of Leases, Rents and Revenues (the “Assignment”). Pursuant to the terms of the Mortgage and the Assignment, all rents to be paid by the Tenant under the Lease have been assigned by the Landlord to the Lender with a license granted by the Lender to the Landlord for the rent paid by Tenant to continue to be collected by the Landlord, until Lender or its successors or assigns sends written notice to the Tenant specifying that all rent shall thereafter be paid directly to the Lender, its successors or assigns to a receiver. Tenant acknowledges that the Lease is and shall be subject and subordinate to the Mortgage and the Assignment and to all renewals, amendments, modifications, consolidations, replacements, and extensions of the Mortgage and the Assignment.

8. Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to fee ownership, Tenant shall attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform in favor of Lender all of the obligations of Tenant under the Lease as if Lender were the original lessor under the Lease. In such event, so long as Tenant complies with and performs its obligations under the Lease, Lender shall not disturb Tenant’s possession of its unit at the Property.

9. Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender sthall not b c:

(a)	liable for any act or omission of any prior Landlord (including without limitation, the then defaulting Landlord); or

(b)	bound by any payment of rent or additional rent which Tenant might have paid for more than one (1) month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord); or

(c)	bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest; or

(d)	bound by any termination, amendment or modification of the Lease made without the consent of Lender; or

(e)	obligated to complete any improvements or construction on the Property or to pay or reimburse Tenant for any tenant improvement allowance or construction allowance, except as set forth in the Lease; or

(f)	be required after a fire, casualty, or condemnation of the Property to repair or rebuild the same to the extent that such repair or rebuilding requires funds in excess of the insurance or condemnation proceeds specifically allocable to the Property and arising out of such fire, casualty, or condemnation which have actually been received by Lender, and then only to the extent required by the terms of the Lease.

10. Anything herein or in the Lease to the contrary notwithstanding, in the event that Lender shall acquire title to the Property, Lender shall have no obligation, nor incur any liability, beyond Lender’s then interest in the Property, and Tenant shall look exclusively to such interest of Lender in the Property for the payment and discharge of any obligations imposed upon Lender hereunder or under the Lease, or otherwise, subject to the limitation of Lender’s obligations otherwise provided for herein.

11. Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default. Tenant shall accept performance by Lender of any term, covenant, condition, or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No Landlord default under the Lease shall exist or shall be deemed to exist as long as Lender, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure. Neither Lender nor its designee or nominee shall become liable under the Lease unless and until Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Property.

12. Any notice or communication hereunder shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt, or (b) the date of delivery, refusal, or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses:

If to Tenant:

Ham and Cheese Events, LLC D/B/A Seas The Day Charters, USVI

6501 Red Hook Plaza Suite 201-465

St. Thomas, USVI 00802

If to Lender:

Banco Popular de Puerto Rico

P.O. Box 8580

St. Thomas, U.S. Virgin Islands 00801

Attention: Commercial Loan Department

13. The term “T .ender” as used herein includes any successor or assign of the named Tender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale, and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the terms “Tenant” and “Landlord” as used herein include any successor and assign of the named Tenant and Landlord herein, respectively; provided, however, that such reference to Tenant’s or Landlord’s successors and assigns shall not be construed as Lender’s consent to any assignment or other transfer by Tenant or Landlord.

14. The undersigned acknowledges and agrees that the Lender is relying upon the accuracy of this Certificate and that Lender is entitled to do so.

15. The person signing this Certificate on behalf of the Tenant is duly authorized to sign and deliver this Certificate to the Lender.

IN WITNESS WHEREOF, this Certificate has been duly executed by the undersigned this 17 day of July, 2020.

TENANT:

WITNESSES:

/s/ Elizabeth DiDomenico
Elizabeth DiDomenico

Acknowledged and agreed to by Lender:

BANCO POPULAR DE PUERTO RICO

By:	,

Acknowledged and agreed to by Landlord

The undersigned Landlord hereby certifies that the certifications contained in the foregoing Tenant’s Certificate are true and accurate as of the date hereof.

IGY - AYH ST. THOMAS HOLDINGS, LLC

By:	/s/ Charles Irons, Vice President
Charles Irons